                                                                   EXHIBIT 10.18

RATIFICATION OF MINERAL
LEASE


Prepared by:

 Craig R. Hedin
 Attorney at Law
 P.O. Drawer C
 Mt. Vernon, Illinois 62864

                          RATIFICATION OF MINERAL LEASE

      This Ratification of Mineral Lease (herein this "Ratification") is made this 10th day of July, 2007, by and between the COUNTY OF MONTGOMERY, State of Illinois (herein the "Lessor"), and BPI ENERGY, INC., formerly known as BPI Industries, Inc., (herein the "Lessee").

      WHEREAS, Lessor and Lessee entered into and executed a mineral lease dated November 28, 2005, a memorandum of which was recorded in Book 1105, at page 1,in the Montgomery County, Illinois, Clerk and Recorder's Office (herein the "Mineral Lease"); and,

      WHEREAS, the original of the executed Mineral Lease and any and all copies thereof have been lost or misplaced; and,

      WHEREAS, attached hereto as Exhibit A is an exact duplicate copy of the Mineral Lease as executed by Lessor and Lessee on November 28, 2005; and

      WHEREAS, the execution of the Mineral Lease was authorized by resolution of the County Board of Montgomery County; and,

      WHEREAS, Lessor and Lessee acknowledge that Exhibit A is an exact duplicate copy of the Mineral Lease; and,

      WHEREAS, Lessor and Lessee desire to execute this Ratification for the purpose of re-establishing documentation as to the terms and conditions of the Mineral Lease.

      NOW, THEREFORE, for and in consideration of the foregoing recitals, the mutual benefits to be derived herefrom and Ten Dollars and other valuable consideration, Lessor and Lessee agree, acknowledge and ratify as follows:

      1. Acknowledge the execution of the Mineral Lease on November 28, 2005, and the misplacing or loss of the original executed document and any copies thereof.

      2. Acknowledge that the Mineral Lease attached hereto as Exhibit A constitutes an exact duplicate of the original lease as executed by Lessor and Lessee.

      3. Ratify, adopt, and confirm the Mineral Lease as originally executed and agree that said lease remains in full force and effect as to all terms and conditions thereof, which terms and conditions are incorporated herein by reference.

      4. Agree that the memorandum of the Mineral Lease, as aforedescribed, to the extent necessary, shall be amended to include this Ratification.

      5. Agree that this Ratification shall be binding upon and inure to the benefit of the parties hereto together with their successors and assigns.

EXECUTED the day and year above written.


                                          LESSOR

                                          COUNTY OF MONTGOMERY


                                           BY /s/ Michael Plunkett
                                              ----------------------------------
                                              Its County Board Chairman


                                           LESSEE

                                           BPI ENERGY, INC., formerly known as
                                           BPI  Industries, Inc.


                                           BY /s/ James G. Azlein
                                              --------------------------------
                                              Its CEO and President

                                                                       EXHIBIT A


MINERAL LEASE

Prepared by

and

Return to:

Dan J. Anderson

BPI Industries, Inc.

501 East DeYoung Street

Marion, Illinois 62959

      MINERAL LEASE

      This Mineral Lease (herein "this Lease") is made and entered into this 28th day of November, 2005, by and between the COUNTY OF MONTGOMERY, ILLINOIS, with the address of Montgomery County Courthouse, Hillsboro, Illinois (herein the "Lessor"), and BPI INDUSTRIES, INC., of 501 East DeYoung Street, Marion, Illinois 62959, (herein the "Lessee").

      THIS INDENTURE WITNESSETH:

      1. The Lessor, for and in consideration of Ten Dollars and other valuable consideration, the receipt of which is hereby acknowledged, and for and in consideration of the covenants and agreements herein provided on the part of the Lessee, has granted, demised, leased, and let, and by these presents does grant, demise, lease and let unto Lessee, all of Lessor's title and interest, but only to the extent in fact actually legally owned or held by Lessor, in the Coal Bed Gas (as herein defined) and the Oil and Gas (as herein defined) underlying the following described land:

            See Attached Exhibit For Legal Descriptions

      "Coal Bed Gas" shall mean herein all coal bed methane, coal seam gas, all gas desorbed from coal or captured in the coal seam, all gas produced from abandoned mines, void spaces, and zones in communication therewith and all associated hydrocarbons contained therein, with the right to investigate, explore, drill, operate, produce, save, take care of, treat, process, and transport, and market the Coal Bed Gas.

      "Oil and Gas" shall mean all oil, liquid hydrocarbons, gases, and their constituent produces except for Coal Bed Gas together with the right to investigate, explore, drill, operate, produce, save, take care of, treat, process, and transport and market the Oil and Gas

      Lessor or its assigns hereby excludes and expressly reserves the right to explore for, mine, operate, produce, remove or market coal and other hard minerals.

      It is agreed that the right of Lessor or its assigns to explore for, mine, operate, produce, remove and market coal or other hard minerals shall take precedence and that BPI's rights hereunder shall be subordinate to those mining rights. BPI's operations shall not interfere with any operations by Lessor or it's assigns with respect to the coal and other hard minerals.

      Coal Mining Operations. Lessee acknowledges that the coal and other hard minerals located in and under the land, and the right to mine and remove the same, are of great value and importance to Lessor and its lessees ("Mineral Tenants"). The right to mine and remove said coal and other hard minerals, whether by underground methods, surface-mining methods, or other methods, shall be paramount to all rights granted to Lessee hereunder. There are excepted from the Land and the Depth and from the mining and appurtenant rights, waivers and immunities granted to Lessee hereunder, and hereby reserved to Lessor, the right drill and maintain openings through the Land and the Depth for purposes of exploring for, developing, working, mining, removing, shipping and transporting any and all coal, clay and other hard minerals under and within the Land. Lessee shall use composite casing in conjunction with its operations. Within sixty (60) days after receiving notice from a Mineral Tennant under such leases that any operation being conducted or facility being maintained by Lessee has or within ninety (90) days will become an interference with the coal mining operations of a Mineral Tenant under such leases, Lessee shall, at Lessee's expense, take such steps as may be required to eliminate or prevent such interference, including the plugging of wells and/or removal of such facilities in order to provide for mine-through conditions in accordance with applicable laws. In the event lessee plugs any wells pursuant to its operations which have not previously been the subject of a notice from a Mineral Tenant, said wells shall be plugged in such a manner so as to provide for mine-through conditions in accordance with applicable laws.

Because full extraction mining (e.g. longwall) may be used and subsidence may result, Lessee agrees that all surface facilities (including pipelines) will either be designed to withstand the effects of subsidence or will be removed prior to mining or left in place but with no liability to Mineral Tenant if damage occurs.

Lessee further agrees that:

            Lessor shall be notified of any proposed well location, and if Lessor is the surface owner, Lessor shall have the right to approve any roads, equipment and facility locations, pipelines and all other improvements required by Lessee hereunder;

            Lessee shall use its best efforts to drill holes and maintain wells as close to the vertical as possible and shall furnish Lessor with information (including without limitation, downhole surveys) concerning the locations of all holes in the seam and all holes on the adjacent Land and adjacent properties if Pooling and Unitization is used;

            Lessee shall make every effort to prevent infiltration of oil and gas, brine, water, and other fluids into any workable coal seam except by way of an initial hydraulic "frac treatment" and any breach in the integrity of the well shall be rectified by the Lessee as soon as possible;

            After bonding or providing other security in accordance with all Laws, Lessee shall plug all abandoned wells in strict accordance with all Laws;

            Lessee shall protect the Land from drainage as a reasonable and prudent operator and drill such offsetting wells as a reasonable and prudent operator in the same or similar circumstances.

Water Disposal. Lessor grants to Lessee the right to dispose of water in the association with production of Covered Hydrocarbons from wells drilled pursuant to this agreement. Those rights are limited to water thus produced and Lessee shall not be permitted to dispose of water on the Land from other sources outside the Land. Lessee shall be responsible for all expenses of disposal, including, without limitation, drilling and casing. All water disposal operations (including without limitation, drilling and depth and location of water disposal wells) permitted hereunder will be conducted in accordance with all applicable Laws. Lessee shall provide Lessor with copies of (a) all applications relating to water disposal wells filed with applicable regulatory authorities for such wells within (3) three days of such filing and (b) all approvals of applicable regulatory authorities within three (3) days of Lessees receipt.

General Operating Conditions.  Lessee shall:

      Comply with all federal, state, and local laws, statutes, ordinances, and orders applicable to Lessee's operations.

      Fully indemnify, defend and hold harmless Lessor from and against any and all loss, liability, damage, cost, and expense imposed as a result of any such laws.

      Abstain from committing any waste or unnecessary damage and from depositing any materials, supplies or litter on the land;

      Obtain permission to enter the Land from both the surface owner and tenant or comply with 765 ILCS. Lessee shall be solely responsible for surface damages caused by Lessee and to clean up and restore the Land as nearly as practical.

For purposes of this lease, Coal Bed Gas and Oil and Gas may jointly be referred to as "Minerals".

2. For the same consideration as set forth above, Lessor grants, demises, leases, and lets to Lessee the right (a) to use the seismograph and other geophysical and geological methods of exploration; (b) to inject gas, water, and other fluids and air into the subsurface strata; (c) to lay pipelines, establish and utilize facilities for the disposition of produced substances; (d) to build roads, bridges, tanks, utility lines, power stations and other structures; (e) to undertake recovery by primary and secondary or other methods; (f) to have the right of ingress and egress as to lands described herein or other lands under lease to Lessee; and (g) to utilize the surface to the extent of Lessor's title for all purposes as described herein.

3. This Lease shall and does include all lands and interest therein contiguous to or appurtenant to the lands specifically described herein, and owned or claimed by Lessor including all interest in which Lessor has a preferential right of acquisition or acquires by reversion or otherwise, whether or not specifically described herein. This Lease shall also include all lands underlying all alleys, streets, roads or highways and if the land is riparian to, bounds, or embraces within its boundaries a stream, lake, or other body of water, then all of Lessor's interest in the lands under said bodies of water and all area now or hereafter added by accretion. This Lease shall cover all interest in the lands covered hereby now owned or hereafter vested in or claimed by Lessor.

4. This Lease shall remain in force for a primary term of five (5) years from the date hereof and as long thereafter as Minerals, or any of them, are being produced from the lands described herein or land with which said land is pooled or unitized.

5. If operations for the exploration of Minerals are not commenced on the lands described herein or on land pooled therewith on or before one year from the date of this Lease, Lessee shall pay or tender to Lessor an advance royalty computed based upon 50 cents per net acre of Coal Bed Gas interest (with ownership based on coal record title) and 50 cents per net acre of Oil and Gas interest (with ownership based on oil and gas record title) owned by Lessor which shall cover the privilege of deferring commencement of such operations for a period of 12 months. In like manner and upon like payments or tenders on an annual basis thereafter, the commencement of said operations may be further deferred for successive periods of the same number of months, each during the primary term. Payment or tender of the advance royalty shall be made to the Lessor at the following address:

Montgomery County Treasurer

#1 Courthouse Square

Hillsboro, Illinois 62049

The payment or render of the advance royalty may be made by check, draft, or other means of payment and mailed or delivered to Lessor or either Lessor, if more than one, on or before the advance royalty payment date. Notwithstanding the death of the Lessor or Lessor's successors in interest, the payment or tender of advance royalty in the manner provided herein shall be binding on the successors and assigns of the Lessor or Lessor's successors in interest. All advance royalties paid by Lessee shall be recouped from actual royalties which may be due and owing to Lessor and which royalties correspond to production.

6. If, prior to the discovery of Minerals, or any of them, on the lands described herein or on land pooled therewith, Lessee should drill and abandon a dry hole or holes thereon, or if, after discovery of Minerals, or any of them, the production thereof should cease from any cause for 120 consecutive days, this Lease shall not terminate if Lessee commences additional drilling or reworking operations within 120 days thereafter or (if it be within the primary term) commences or resumes the payment or tender of advance royalties on or before the advance royalty paying date next ensuing after the expiration of 12 months from the date of completion and abandonment of said dry hole or holes or the cessation of production as defined herein. If at the expiration of the primary term, Minerals, or any of them, are not being produced on the lands described herein or land pooled therewith but Lessee is then engaged in operations for drilling or reworking of any well or wells thereon, this Lease shall remain in full force so long as such operations or said additional operations are commenced and prosecuted, (whether on the same or successive wells) with no cessation of more than 120 consecutive days and if they result in production, so long thereafter as Minerals or any of them are produced from the lands described herein or lands pooled therewith.

7. The Lessee shall pay to the Lessor the following royalties:

            (a) One-Eight (1/8) of the amount realized by Lessee from the sale of Coal Bed Gas.

            (b) One-eighth (1/8) of the oil and liquid hydrocarbons within the Oil and Gas produced and saved with the same to be delivered at the well or to the credit of the lessor in the pipeline to which a well may be connected, based upon Lessor's ownership of the oil within the Oil and Gas as to the lands described herein.

            (c) The market value at the mouth of the well of one-eight (1/8) of the gas within the Oil and Gas sold or used or one-eight (1/8) of the amount realized from the sale thereof at the well, based upon Lessor's ownership of the gas within the Oil and Gas as to the lands described herein.

8. If at any time there is a well or wells on the lands which are capable of producing Coal Bed Gas or gas within Oil and Gas and such well or wells are shut in, and if this Lease is not being continued in force by some other provision hereof, then this Lease shall nevertheless continue in force for a period of 90 days from the date such well or wells are shut in and before the expiration of any such 90 day period, Lessee may pay or tender an advance annual royalty payment of $100.00 for each such well and if such payment or tender is made, this Lease shall continue in force and it shall be considered that Coal Bed Gas and gas within Oil and Gas are being produced within the meaning of paragraph 4 hereof for one year from the date such payment is made in a like manner, subsequent advance annual royalty payments may be made or tendered and this Lease shall continue in force and it should be considered that Coal Bed Gas and gas within Oil and Gas are being produced within the meaning of paragraph 4 during any annual period or which such royalty payment is so paid or tendered. Notwithstanding the foregoing, payment of the aforedescribed royalties for any shut-in well or wells shall not exceed a period of 5 years. Perpetuation of this Lease by payment of royalty as provided in this paragraph shall be in lieu of payment of advance royalties as provided in paragraph 5 above: In addition, payment of any royalty pursuant to this paragraph shall be recouped by Lessee from any royalty payment otherwise payable to Lessor pursuant to actual production of Minerals or any of them.

9. Lessee is granted the right to pool or unitize this Lease, the land covered hereby or any part thereof, with other land or leases or parts thereof for the production of Minerals, or any of them, covered hereby. No production for Coal Bed Gas or gas with Oil and Gas shall embrace more than 160 acres plus a tolerance of 10% thereof. No production for oil within Oil and Gas shall embrace more than 80 acres plus a tolerance of 10% thereof. Notwithstanding, if any federal or state law, executive order, rule, or regulation shall prescribe a spacing pattern for the development of the field or allocate a producing allowable on acreage per well, then any such unit may embrace as much additional acreage as may be so prescribed or as may be used in such allocation or allowable. Lessee shall execute in writing an instrument identifying and describing the pooled or unitized acreage. Such unit shall be designated either before or after the completion of any wells. Operations and production on any part of the pooled or unitized acreage shall be treated as if such operations were upon or such production was from the land described in this Lease whether the well or wells be located on the land covered by this Lease or other lands. The entire acreage so pooled into a unit shall be treated for all purposes, except for the payment of royalties on production from the pooled or unitized lands, as if it were included within this Lease. In lieu of the royalties herein provided, Lessor shall receive on production from a unit so pooled or unitized only such proportion of the royalty stipulated herein as the amount of Lessor's acreage placed in the unit or Lessor's royalty interest therein on an acreage basis bears to the total acreage so pooled or unitized.

10. Lessee shall have the right to use, free of costs, all Minerals covered by this Lease for all operations hereunder except for water from Lessor's wells or tanks. Any royalty payment to the Lessor shall be computed after deducting any amount so used. When requested by Lessor, Lessee shall bury all pipelines below plow depth. Lessee shall pay for all damages caused, by Lessee's operations to growing crops on the land. The amount of any such damage payment shall be based upon the fair market value of the actual crops destroyed. Lessee shall have the right at any time to remove any equipment, property, or fixtures placed on the land by Lessee together with the right to draw and remove all casing and other downhole equipment.

11. The rights of either party to this Lease may be assigned in whole or in part and the provisions hereof shall extend to the successors and assigns of the parties but no change or division in ownership of the Minerals covered hereby with respect to the lands or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee or require the installation of separate measuring tanks or devices. No such change or division in the ownership of the Minerals in the lands or royalties shall be binding upon Lessee for any purpose until such person acquiring any interest has furnished Lessee with the instrument or certified copies thereof constituting said person's chain of title from the original Lessor. Any assignment of this Lease by Lessee, in whole or in part, shall, to the extent of such assignment, relieve and discharge Lessee of any obligations hereunder and if any Assignee of any part or parts hereof shall fail to comply with any provisions of this Lease, such default shall not affect this Lease insofar as it covers the part retained by Lessee or another assignee.

12. In the event Lessor considers that Lessee has not complied with its obligations hereunder, both express and implied, including the obligation of production as provided in paragraph 4, Lessor shall give written notice to Lessee setting forth specifically in what respects Lessee has failed to comply with Lessee's obligations pursuant to this Lease. Lessee shall then have 60 days from receipt of such notice to commence and thereafter pursue with reasonable diligence such action as may be necessary or proper to satisfy the obligation of Lessee, if any, with respect to Lessor's notice. Neither the service of the notice nor the doing of any acts by Lessee intended to satisfy any of the alleged obligations shall be deemed an admission or presumption that Lessee has failed to perform all of its obligations hereunder. No judicial action may be commenced by Lessor with respect o any of said obligations until after the 60 day period as provided herein. Lessee shall be given a reasonable opportunity after judicial ascertainment to prevent the forfeiture or termination of this Lease by discharging its express or implied obligation as established by the court.

13. Lessee, at its option, may discharge any tax, mortgage, or other lien upon the interest and in the event Lessee does so, it should be subrogated to such lien with the right to enforce same and apply royalties accruing hereunder towards satisfying the same. Without impairment of Lessee's rights under the warranty in the event of failure of title, it is agreed that, if Lessor owns an interest in the Minerals covered hereby as to the lands less than the entire fee simple estate, then the royalties and other payments to be paid lessor shall be reduced proportionately. This Lease shall be binding upon all who execute it and they shall be considered lessors, whether or not they are named in the granting clause hereof and whether or not all parties named in the granting clause execute this Lease.

14. To the extent that Lessor owns no interest in the surface as to the lands described herein, the provisions set forth herein with respect to surface obligations shall not be applicable except to the extent as may be required by law.

15. Lessee may at any time surrender this Lease as to all or any part thereof by delivering or mailing a release to Lessor and if surrendered only as to a part thereof, any payments based upon acreage shall be reduced proportionately.

16. Lessee shall comply with all applicable federal, state, and local law, statutes, ordinances, regulations, and orders applicable to Lessee's operations and the conditions created thereby.

17. When any operation contemplated by this Lease is delayed or interrupted as a result of any cause whatsoever beyond the control of Lessee or any event of force majeure, or as a result of any state, federal, or municipal law, ordinance, executive order, rule, or regulation, then the time for such delay or interruptions shall not be counted against Lessee as to any timeframe required by this Lease. Lessee shall not be held liable in damages because of any such delay or interruption.

18. In the event the coal interest is the subject of a coal mining lease or other agreement authorizing the mining and removal of coal, the Lessor acknowledges that the operations for the mining and removal of coal may involve the venting of Coal Bed Gas into the atmosphere as a waste product for the protection and efficiency of the mining operation. Lessee shall have no obligation to recover any gas as may be vented during such coal development and Lessee shall have no liability or obligation to Lessor for any royalties on such vented gas. The parties further acknowledge that Coal Bed Gas may be vented and lost during repairs to or the testing of wells or prior to the connection of any wells to gathering and/or transmission lines in conjunction with Lessee's operations. Under such circumstances, Lessee shall not be liable or obligated to Lessor for any royalties on such vented and lost gas.

19. Lessor shall pay a proportionate part of any and all taxes levied or assessed upon the production of Minerals covered hereby and Lessee is authorized to pay such taxes and assessments on behalf of Lessor and to deduct the same so paid from any monies otherwise payable to the Lessor. Lessor's proportionate part shall correspond to the amount of royalty corresponding to Lessor's interest in the Minerals.

20. Lessor shall have the right at any time, at Lessor's expense to:

a. Inspect by all appropriate means Lessee's facilities on the Land;

b. Test Lessee's meters and other measuring and testing devices;

c. Sample, test measure and gage production of the wells, including the right, but not the obligation, to install meters on lines;

d. Observe Lessee in the performance of Lessee's obligations under this lease;
and

e. By appointment, examine or audit, during the term of this lease and for three years thereafter, the books, records, supporting documents, files and correspondence of Lessee maintained in connection with the lease and the production and /or sale of the coal gas or coal gas products from the Land at Lessee's place of business.

21. Special Operating Methods: Lessee shall provide to Lessor, upon request and at Lessor's expense, all survey information which Lessee may now have or hereafter obtain to inform Lessor fully as to the exact location of any well drilled and copies of all logs, drill stern test records, core analyses, pressure tests, or any other information obtained by Lessee in the course of drilling any well on lands covered under this lease.

22. Lessee agrees that no well will be drilled within 300 feet of any personal residence, or building used in a commercial business.

23. This Lease shall be binding upon and inure to the benefit of the parties hereto together with their successors and assigns. To the extent that the interest covered by this Lease constitutes any part of the homestead estate of Lessor, then the Lessor releases and waives all rights under and by virtue of the homestead exemption laws of the State of Illinois.

EXECUTED the day and year above written.

LESSOR

COUNTY OF MONTGOMERY, ILLINOIS

BY______________________________________

Its_____________________________________

LESSEE

BPI INDUSTRIES, INC.

BY______________________________________

Its_____________________________________